Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Current Report on Form 8-K/A of our report dated March 15, 2013, relating to consolidated statements of operations, comprehensive income, stockholders’ equity, and cash flows of Metro Bancorp, Inc. and subsidiaries for the year ended December 31, 2012, included in its Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ Baker Tilly Virchow Krause, LLP

Pittsburgh, Pennsylvania

February 24, 2016